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                                  Exhibit 10.3

                                    AGREEMENT

          This Agreement ("Agreement") was made as of this 7/th/ day of December, by and among United Bankshares, Inc., a West Virginia corporation (the "Corporation"), United Bank, a Virginia state-chartered bank (the "Bank") and Joseph S. Bracewell (the "Executive"). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in either the Executive Employment Agreement dated as of September 1, 1996, as amended (the "Employment Agreement") or the Agreement and Plan of Reorganization by and between the Corporation and Century Bancshares, Inc., a Delaware corporation ("Century"), dated as of June 14, 2001, (the "Merger Agreement").

                                   WITNESSETH:

          WHEREAS, pursuant to the Merger Agreement, Corporation and Bank recognize that (i) the Executive?s continued service to the Corporation and Bank is needed and adds value to the operations of both Corporation and Bank after the Effective Time of the Merger; and (ii) that the Executive?s continued service to Corporation and Bank will maximize the potential of the strategic business combination contemplated under the Merger Agreement; and

          WHEREAS, the parties have agreed to enter into this Agreement to provide for the termination by Executive of his Employment Agreement, such termination to be conditioned upon consummation of the Merger; and

          WHEREAS, Corporation and Bank agreed to assume the obligations of Century under the Employment Agreement conditioned upon consummation of the Merger; and

          WHEREAS, Corporation and Bank consider the availability of Executive's services to be important to the management and conduct of Corporation's and Bank's business and desire to secure the continued availability of Executive's services; and

          WHEREAS, Executive is willing to make his services available to Corporation and Bank on the terms and conditions set forth herein.

          NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Assumption of Obligations under Employment Agreement by Corporation and Bank. Upon consummation of the Merger, Corporation and Bank hereby agree to assume the obligations and liabilities of Century under the Employment Agreement in accordance with paragraph 7.2 thereof.

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2.        Termination of Employment Agreement by Executive. After the
     consummation of the Merger and in accordance with Paragraphs 5.3.2 and 5.5 of the Employment Agreement, Executive agrees to give notice of termination to the Corporation to be effective as of 8 a.m. on January 1, 2002. Notwithstanding the foregoing, the following rights will survive the termination of the Employment Agreement: (a) the obligations of Executive under Paragraphs 4 (which will survive until December 7, 2002), 18, 19 and 22 of the Employment Agreement and Paragraph 1 of Amendment No. 3 to the Employment Agreement dated February 20, 2001 ("Amendment No. 3"); and (b) the obligations of Corporation and Bank under Paragraphs 6, 18 and 19 of the Employment Agreement and Paragraph 1 of Amendment No. 3.

3. Payments upon Termination. After the consummation of the Merger and until the termination of the Employment Agreement, Corporation and Bank agree to continue to provide Executive with the compensation set forth in Paragraph 3 of the Employment Agreement and Paragraph 1.2 of Amendment No.
     3. Within ten (10) business days after termination of the Employment Agreement (i.e. between January 2, 2002 and January 15, 2002), Corporation and Bank agree to pay Executive the amounts due to him pursuant to Paragraphs 6.1(a) and 6.1(f) of the Employment Agreement. Corporation, Bank and Executive each agree that Executive is entitled to receive the following amounts pursuant to Paragraphs 6.1(f) and 6.4 of the Employment Agreement and Paragraph 1.4 of Amendment No. 3:

                    (1)  As provided in Paragraph 4 of the Employment Agreement,
                              Executive is subject to certain non-competition and non-solicitation agreements with Employer and, upon consummation of the Merger, with Corporation and Bank. Executive, Corporation and Bank hereby agree that $250,000, less applicable withholdings, shall be paid to Executive, which constitutes consideration for Executive's prior agreement to such non-competition and non-solicitation agreements; and

               (b)  $500,000, less applicable witholdings.


4. Services to be Provided by Executive. At the Effective Time of the Merger, Executive shall be appointed to serve as Vice Chairman of the Board of Bank. Executive shall have such duties and responsibilities as are commensurate with such position, including promoting the products and services of Corporation and Bank to the customer base of Century and its subsidiaries, maintaining relationships and soliciting business with such former customers, general customer and employee relations, public relations, assisting in strategic planning and the full development of the potential of the strategic combination contemplated in the Merger Agreement, assisting in the smooth and orderly transition of management and employees from Century and its subsidiaries to Corporation and Bank, and such other services and duties

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     consistent with the forgoing as maybe reasonably assigned to him from time to time by the Board of Directors of Bank or Corporation. Executive hereby accepts and agrees to the above-described services subject to the general supervision and pursuant to the orders, advice and direction of the Board of Directors of either Bank or Corporation. In addition to the foregoing, Executive shall be elected to the Board of Directors of Corporation as provided in Section 7.14 of the Merger Agreement.

5. Compensation. In exchange for the services described in Paragraph 4 above, Executive shall be entitled to receive cash compensation of $75,000 during the term of this Agreement. Such compensation shall be in addition to, and not in lieu of, any compensation and/or benefits to which Executive may be entitled pursuant to Paragraph 6 of the Employment Agreement. All amounts payable to Executive under this Paragraph shall be subject to deductions and withholding as required by law. The compensation provided herein shall be paid in periodic monthly installments on the last day of each month beginning January 31, 2002. Additionally, during the term of this Agreement, Executive may continue his exclusive use of the office currently provided by Century. Corporation and Bank acknowledge that the contents of said office include some of Executive's personal property (including, but not limited to, three framed paintings, an etched glass panel from the Texas State Capitol, and an oak bookcase with leaded glass doors) which Executive may remove at any time.

6. Term of Agreement. The term of this Agreement shall commence on January 1, 2002 (the "Commencement Date") and shall terminate on December 31, 2002.

7. Confidential Information. Executive will not at any time disclose to any other Person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of the Corporation, Bank and/or their respective affiliates obtained by him incident to his consultant relationship with the Corporation, Bank and/or their respective affiliates. The term "confidential information" includes, without limitation, financial information, business plans and opportunities (such as lending relationships, financial product developments or possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Corporation, Bank and/or their respective affiliates but does not include any information which has become part of the public domain by means other than the nonobservance of his obligations hereunder.

8. Conflicting Agreements. Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

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9.        Definition of "Person". For purposes of this Agreement, the term
     "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a limited liability company, and any other entity or organization.

10. Assignment; Successors and Assigns, etc. Neither the Corporation and Bank nor the Executive may make an assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party hereto, and without such consent, any attempted transfer or assignment shall be null and of no effect; provided, however, that the Corporation and Bank may assign their rights under this Agreement without consent of the Executive in the event that the Corporation and Bank shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person and such other Person assumes the obligations of the Corporation and Bank under this Agreement. This Agreement shall inure to the benefit of and be binding upon the Corporation and Bank and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

11. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or enforceable, shall not be affected thereby, and each portion and provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

12. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party or any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

13. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by the duly authorized representatives of the Corporation and Bank.

14. Governing Law. This Agreement shall be construed under and be governed in all respects by the laws of the Commonwealth of Virginia, to the extent not preempted by Federal law.


15. Complete Agreement. Except as otherwise provided in this Agreement, on and after the Commencement Date, this Agreement shall supersede any other agreement, written or oral, pertaining to the subject matter of this Agreement.

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          IN WITNESS WHEREOF, this Agreement has been executed by the
Corporation and Bank, by their respective duly authorized officers, and by the Executive, as of the date first written above.


                                   UNITED BANKSHARES, INC.


                                   By:     /s/ James J. Consagra, Jr.
                                          --------------------------------------
                                          James J. Consagra, Jr.
                                   Title: Executive Vice President


                                   UNITED BANK


                                   By:     /s/ Kendal E. Carson
                                          --------------------------------------
                                          Kendal E. Carson
                                   Title: President and Chief Executive Officer

                                     /s/ Joseph S. Bracewell
                                   ---------------------------------------------
                                    Joseph S. Bracewell

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